
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                        $ 31,513
<SECURITIES>                                  $  3,491
<RECEIVABLES>                                $ 155,841
<ALLOWANCES>                                $  (22,158)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 208,808<F1>
<PP&E>                                     $ 4,043,169
<DEPRECIATION>                             $ (588,960)
<TOTAL-ASSETS>                             $ 3,820,266
<CURRENT-LIABILITIES>                        $ 456,916<F2>
<BONDS>                                    $ 2,779,794
<COMMON>                                         $ 668
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 41
<OTHER-SE>                                   $ 335,439
<TOTAL-LIABILITY-AND-EQUITY>               $ 3,820,266
<SALES>                                      $ 688,083
<TOTAL-REVENUES>                             $ 688,083
<CGS>                                                0
<TOTAL-COSTS>                                $ 458,003
<OTHER-EXPENSES>                               $     0
<LOSS-PROVISION>                               $ 3,432
<INTEREST-EXPENSE>                           $ 157,162
<INCOME-PRETAX>                               $ 58,442
<INCOME-TAX>                                  $ 30,636
<INCOME-CONTINUING>                           $ 69,486
<DISCONTINUED>                              $ (11,044)
<EXTRAORDINARY>                             $ (12,322)
<CHANGES>                                            0
<NET-INCOME>                                  $ 15,484
<EPS-PRIMARY>                                    $ .13
<EPS-DILUTED>                                    $ .25

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

